Exhibit 99.1

Natural Resource Partners L.P.

1415 Louisiana St., Suite 3325, Houston, TX 77002

NEWS RELEASE

Natural Resource Partners L.P. Reports Second Quarter 2025 Results and Declares Second Quarter 2025 Distribution of $0.75 per Common Unit

HOUSTON, August 6, 2025 - Natural Resource Partners L.P. (NYSE:NRP) today reported second quarter 2025 results as follows:

	For the Three Months Ended	Last Twelve Months Ended
(In thousands) (Unaudited)	June 30, 2025
Net income	$34,211	$155,831
Operating cash flow	45,579	200,368
Free cash flow (1)	46,293	203,141

(1)	See "Non-GAAP Financial Measures" and reconciliation tables at the end of this release.

Highlights:

• Generated $46.3 million of free cash flow in the second quarter of 2025

• Paid first quarter 2025 common unit distribution of $0.75 per unit

• Declares second quarter 2025 common unit distribution of $0.75 per unit

"NRP generated $46 million of free cash flow in the second quarter of 2025 and $203 million of free cash flow over the last twelve months," said Craig Nunez, NRP's president and chief operating officer. "Although we experienced another quarter of weak prices for metallurgical coal, thermal coal, and soda ash, the partnership continues to generate significant free cash flow and make progress towards our goal to pay off all remaining debt, of which only $102 million remains.”

NRP announced today that the board of directors of its general partner declared a second quarter 2025 cash distribution of $0.75 per common unit to be paid on August 26, 2025, to unitholders of record on August 19, 2025. Future distributions on NRP's common units will be determined on a quarterly basis by the board of directors. The board of directors considers numerous factors each quarter in determining cash distributions including profitability, cash flow, debt service obligations, market conditions and outlook, estimated unitholder income tax liability, and the level of cash reserves that the board determines is necessary for future operating and capital needs.

Segment Performance

Mineral Rights

Mineral Rights net income for the second quarter of 2025 decreased $13.0 million as compared to the prior year period. Mineral Rights operating cash flow and free cash flow decreased $10.7 million and $10.6 million, respectively, as compared to the prior year period. These decreases were primarily due to lower metallurgical coal sales prices and volumes as compared to the prior year period. Approximately 70% of coal royalty revenues and approximately 55% of coal royalty sales volumes were derived from metallurgical coal in the second quarter of 2025.

Metallurgical and thermal coal prices remained weak throughout the quarter and NRP expects muted pricing for both commodities for the remainder of 2025. Stagnant global steel demand and regulatory uncertainty continue to impact metallurgical coal markets and more than substantial thermal coal inventory levels at domestic power plants continue to stifle domestic thermal markets.

No meaningful developments have occurred over the past quarter regarding NRP's carbon neutral revenue activities across its mineral and surface assets. While the timing and likelihood of additional cash flows from carbon neutral activities such as the sequestration of carbon dioxide underground and in standing forests, lithium production, and electric generation via renewable energy sources is uncertain, NRP believes its vast ownership footprint throughout the United States provides additional opportunities to create value in this regard with minimal capital investment by NRP.

Soda Ash

Soda Ash net income in the second quarter of 2025 decreased $1.1 million as compared to the prior year period primarily due to lower sales prices in 2025. Operating cash flow and free cash flow in the second quarter of 2025 each decreased $2.7 million as compared to the prior year period due to a lower cash distribution received from Sisecam Wyoming in the second quarter of 2025.

The soda ash market remains significantly oversupplied due to the substantial increase in global capacity in recent years, as well as weakening demand for flat glass due to sluggish global construction activity and decreased demand for new automobiles and solar panels. NRP believes international soda ash prices are at or below the cost of production for many operators and expects this weak pricing environment to continue for the foreseeable future until high-cost supply is forced out of the market or global soda ash demand growth catches up with supply. NRP expects distributions from Sisecam Wyoming to remain below historical norms for the foreseeable future.

Corporate and Financing

Corporate and Financing net income, operating cash flow, and free cash flow each increased $2.3 million in the second quarter of 2025 as compared to the prior year period. These increases were primarily due to lower interest expense and cash paid for interest in the second quarter of 2025 as compared to the prior year period as a result of increased borrowings on the credit facility in 2024 used for warrant settlements and preferred unit redemptions.

In May 2025, NRP paid a first quarter 2025 cash distribution of $0.75 per common unit. Today, NRP declared a second quarter 2025 cash distribution of $0.75 per common unit.

NRP's available liquidity was $157.5 million at June 30, 2025, consisting of $30.3 million of cash and cash equivalents and $127.1 million of borrowing capacity available under its revolving credit facility.

NRP's consolidated leverage ratio was 0.5 x at June 30, 2025.

Conference Call

A conference call will be held today at 9:00 a.m. ET. To register for the conference call, please use this link: https://registrations.events/direct/Q4I1544858. After registering a confirmation will be sent via email, including dial in details and unique conference call codes for entry. Registration is open through the live call, however, to ensure you are connected for the full conference call we suggest registering at minimum 10 minutes prior to the start of the call. Investors may also listen to the call via the Investor Relations section of the NRP website at www.nrplp.com. To access the replay, please visit the Investor Relations section of NRP’s website.

Withholding Information for Foreign Investors

Concurrent with this announcement, we are providing qualified notice to brokers and nominees that hold NRP units on behalf of non-U.S. investors under Treasury Regulation Section 1.1446-4(b) and (d) and Treasury Regulation Section 1.1446(f)-4(c)(2)(iii). Brokers and nominees should treat one hundred percent (100%) of NRP's distributions to non-U.S. investors as being attributable to income that is effectively connected with a United States trade or business. In addition, brokers and nominees should treat one hundred percent (100%) of the distribution as being in excess of cumulative net income for purposes of determining the amount to withhold. Accordingly, NRP's distributions to non-U.S. investors are subject to federal income tax withholding at a rate equal to the sum of the highest applicable rate plus ten percent (10%).

Company Profile

Natural Resource Partners L.P., a master limited partnership headquartered in Houston, TX, is a diversified natural resource company that owns, manages and leases a diversified portfolio of properties in the United States including coal, industrial minerals and other natural resources, as well as rights to conduct carbon sequestration and renewable energy activities. NRP also owns an equity investment in Sisecam Wyoming LLC, one of the world’s lowest-cost producers of soda ash.

For additional information, please contact Tiffany Sammis at 713-751-7515 or tsammis@nrplp.com. Further information about NRP is available on the partnership’s website at http://www.nrplp.com.

Forward-Looking Statements

This press release includes “forward-looking statements” as defined by the Securities and Exchange Commission. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Partnership expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made by the Partnership based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Partnership. These risks include, among other things, statements regarding: future distributions on the Partnership’s common units; the Partnership's business strategy; its liquidity and access to capital and financing sources; its financial strategy; prices of and demand for coal, trona and soda ash, and other natural resources; estimated revenues, expenses and results of operations; projected future performance by the Partnership's lessees; Sisecam Wyoming LLC’s trona mining and soda ash refinery operations; distributions from the soda ash joint venture; the impact of governmental policies, laws and regulations, as well as regulatory and legal proceedings involving the Partnership, and of scheduled or potential regulatory or legal changes; global and U.S. economic conditions; and other factors detailed in Natural Resource Partners’ Securities and Exchange Commission filings. Natural Resource Partners L.P. has no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

"Adjusted EBITDA" is a non-GAAP financial measure that we define as net income (loss) less equity earnings from unconsolidated investment; plus total distributions from unconsolidated investment, interest expense, net, debt modification expense, loss on extinguishment of debt, depreciation, depletion and amortization and asset impairments. Adjusted EBITDA should not be considered an alternative to, or more meaningful than, net income or loss, net income or loss attributable to partners, operating income or loss, cash flows from operating activities or any other measure of financial performance presented in accordance with GAAP as measures of operating performance, liquidity or ability to service debt obligations. There are significant limitations to using Adjusted EBITDA as a measure of performance, including the inability to analyze the effect of certain recurring items that materially affect our net income, the lack of comparability of results of operations of different companies and the different methods of calculating Adjusted EBITDA reported by different companies. In addition, Adjusted EBITDA presented below is not calculated or presented on the same basis as Consolidated EBITDA as defined in our partnership agreement or Consolidated EBITDDA as defined in Opco's debt agreements. Adjusted EBITDA is a supplemental performance measure used by our management and by external users of our financial statements, such as investors, commercial banks, research analysts and others to assess the financial performance of our assets without regard to financing methods, capital structure or historical cost basis.

“Distributable cash flow” or "DCF" is a non-GAAP financial measure that we define as net cash provided by (used in) operating activities plus distributions from unconsolidated investment in excess of cumulative earnings, proceeds from asset sales and disposals, including sales of discontinued operations, and return of long-term contract receivable; less maintenance capital expenditures. DCF is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operating, investing or financing activities. DCF may not be calculated the same for us as for other companies. In addition, distributable cash flow is not calculated or presented on the same basis as distributable cash flow as defined in our partnership agreement, which is used as a metric to determine whether we are able to increase quarterly distributions to our common unitholders. Distributable cash flow is a supplemental liquidity measure used by our management and by external users of our financial statements, such as investors, commercial banks, research analysts and others to assess our ability to make cash distributions and repay debt.

“Free cash flow” or "FCF" is a non-GAAP financial measure that we define as net cash provided by (used in) operating activities plus distributions from unconsolidated investment in excess of cumulative earnings and return of long-term contract receivable; less maintenance and expansion capital expenditures and cash flow used in acquisition costs classified as investing or financing activities. FCF is calculated before mandatory debt repayments. Free cash flow is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operating, investing or financing activities. Free cash flow may not be calculated the same for us as for other companies. Free cash flow is a supplemental liquidity measure used by our management and by external users of our financial statements, such as investors, commercial banks, research analysts and others to assess our ability to make cash distributions and repay debt.

"Leverage ratio" represents the outstanding principal of NRP's debt at the end of the period divided by the last twelve months' Adjusted EBITDA as defined above. NRP believes that leverage ratio is a useful measure to management and investors to evaluate and monitor the indebtedness of NRP relative to its ability to generate income to service such debt and in understanding trends in NRP’s overall financial condition. Leverage ratio may not be calculated the same for NRP as for other companies and is not a substitute for, and should not be used in conjunction with, GAAP financial ratios.

-Financial Tables and Reconciliation of Non-GAAP Measures Follow-

Natural Resource Partners L.P.
Financial Tables
(Unaudited)

Consolidated Statements of Comprehensive Income

	For the Three Months Ended			For the Six Months Ended
	June 30,		March 31,	June 30,
(In thousands, except per unit data)	2025	2024	2025	2025	2024
Revenues and other income
Royalty and other mineral rights	$44,295	$54,591	$51,260	$95,555	$121,963
Transportation and processing services	2,551	2,661	4,421	6,972	6,088
Equity in earnings of Sisecam Wyoming	2,526	3,645	4,610	7,136	9,095
Gain on asset sales and disposals	729	4,643	247	976	4,808
Total revenues and other income	$50,101	$65,540	$60,538	$110,639	$141,954

Operating expenses
Operating and maintenance expenses	$4,159	$5,872	$6,776	$10,935	$11,605
Depreciation, depletion and amortization	3,754	3,324	3,989	7,743	7,978
General and administrative expenses	5,597	5,931	6,832	12,429	12,258
Asset impairments	—	—	20	20	—
Total operating expenses	$13,510	$15,127	$17,617	$31,127	$31,841

Income from operations	$36,591	$50,413	$42,921	$79,512	$110,113

Interest expense, net	$(2,380)	$(4,349)	$(2,668)	$(5,048)	$(7,836)

Net income	$34,211	$46,064	$40,253	$74,464	$102,277
Less: income attributable to preferred unitholders	—	(1,443)	—	—	(3,593)
Less: redemption of preferred units	—	(13,666)	—	—	(13,666)
Net income attributable to common unitholders and the general partner	$34,211	$30,955	$40,253	$74,464	$85,018

Net income attributable to common unitholders	$33,527	$30,336	$39,448	$72,975	$83,318
Net income attributable to the general partner	684	619	805	1,489	1,700

Net income per common unit
Basic	$2.55	$2.33	$3.01	$5.56	$6.44
Diluted	2.52	2.29	2.97	5.49	6.17

Net income	$34,211	$46,064	$40,253	$74,464	$102,277
Comprehensive income (loss) from unconsolidated investment and other	(414)	1,239	2,260	1,846	2,084
Comprehensive income	$33,797	$47,303	$42,513	$76,310	$104,361

Natural Resource Partners L.P.
Financial Tables
(Unaudited)

Consolidated Statements of Cash Flows

	For the Three Months Ended			For the Six Months Ended
	June 30,		March 31,	June 30,
(In thousands)	2025	2024	2025	2025	2024
Cash flows from operating activities
Net income	$34,211	$46,064	$40,253	$74,464	$102,277
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion and amortization	3,754	3,324	3,989	7,743	7,978
Distributions from unconsolidated investment	4,900	7,584	2,940	7,840	21,794
Equity earnings from unconsolidated investment	(2,526)	(3,645)	(4,610)	(7,136)	(9,095)
Gain on asset sales and disposals	(729)	(4,643)	(247)	(976)	(4,808)
Asset impairments	—	—	20	20	—
Bad debt expense	(1,320)	293	451	(869)	(520)
Unit-based compensation expense	2,662	2,912	2,717	5,379	5,876
Amortization of debt issuance costs and other	(281)	(199)	(168)	(449)	(948)
Change in operating assets and liabilities:
Accounts receivable	3,610	2,918	(149)	3,461	12,351
Accounts payable	(526)	(580)	546	20	49
Accrued liabilities	2,296	1,916	(7,990)	(5,694)	(6,309)
Accrued interest	(388)	(677)	254	(134)	(265)
Deferred revenue	(986)	899	(3,227)	(4,213)	1,927
Other items, net	902	463	(355)	547	(2,179)
Net cash provided by operating activities	$45,579	$56,629	$34,424	$80,003	$128,128

Cash flows from investing activities
Proceeds from asset sales and disposals	$730	$4,643	$247	$977	$4,808
Return of long-term contract receivable	714	659	700	1,414	1,306
Net cash provided by investing activities	$1,444	$5,302	$947	$2,391	$6,114

Cash flows from financing activities
Debt borrowings	$—	$40,493	$33,700	$33,700	$129,850
Debt repayments	(37,500)	(19,000)	(37,000)	(74,500)	(74,696)
Distributions to common unitholders and the general partner	(10,055)	(9,987)	(26,276)	(36,331)	(52,173)
Distributions to preferred unitholders	—	(2,643)	—	—	(4,793)
Redemption of preferred units	—	(40,000)	—	—	(40,000)
Warrant settlements	—	(10,000)	—	—	(65,689)
Other items, net	—	556	(5,363)	(5,363)	(6,390)
Net cash used in financing activities	$(47,555)	$(40,581)	$(34,939)	$(82,494)	$(113,891)

Net increase (decrease) in cash and cash equivalents	$(532)	$21,350	$432	$(100)	$20,351
Cash and cash equivalents at beginning of period	30,876	10,990	30,444	30,444	11,989
Cash and cash equivalents at end of period	$30,344	$32,340	$30,876	$30,344	$32,340

Supplemental cash flow information:
Cash paid for interest	$2,725	$4,823	$2,371	$5,096	$7,666

Natural Resource Partners L.P.
Financial Tables
(Unaudited)

Consolidated Balance Sheets

	June 30,	December 31,
	2025	2024
(In thousands, except unit data)	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$30,344	$30,444
Accounts receivable, net	29,048	31,469
Other current assets, net	1,329	1,961
Total current assets	$60,721	$63,874
Land	24,008	24,008
Mineral rights, net	373,717	379,638
Intangible assets, net	12,381	12,924
Equity in unconsolidated investment	258,498	257,355
Long-term contract receivable, net	21,973	23,480
Other long-term assets, net	10,668	11,628
Total assets	$761,966	$772,907
LIABILITIES AND CAPITAL
Current liabilities
Accounts payable	$930	$909
Accrued liabilities	7,649	12,121
Accrued interest	169	302
Current portion of deferred revenue	4,667	4,341
Current portion of long-term debt, net	14,228	14,192
Total current liabilities	$27,643	$31,865
Deferred revenue	51,275	55,814
Long-term debt, net	87,112	127,876
Other non-current liabilities	5,491	6,244
Total liabilities	$171,521	$221,799
Commitments and contingencies
Partners’ capital
Common unitholders’ interest (13,138,097 and 13,049,123 units issued and outstanding at June 30, 2025 and December 31, 2024, respectively)	$579,773	$543,231
General partner’s interest	10,496	9,547
Accumulated other comprehensive income (loss)	176	(1,670)
Total partners’ capital	$590,445	$551,108
Total liabilities and partners' capital	$761,966	$772,907

Natural Resource Partners L.P.
Financial Tables
(Unaudited)

Consolidated Statements of Partners' Capital

				Accumulated
				Other	Total
	Common Unitholders		General	Comprehensive	Partners'
(In thousands)	Units	Amounts	Partner	Income (Loss)	Capital
Balance at December 31, 2024	13,049	$543,231	$9,547	$(1,670)	$551,108
Net income	—	39,448	805	—	40,253
Distributions to common unitholders and the general partner	—	(25,750)	(526)	—	(26,276)
Issuance of unit-based awards	89	—	—	—	—
Unit-based awards amortization and vesting, net	—	(3,175)	—	—	(3,175)
Capital contribution	—	—	187	—	187
Comprehensive income from unconsolidated investment and other	—	—	—	2,260	2,260
Balance at March 31, 2025	13,138	$553,754	$10,013	$590	$564,357
Net income	—	33,527	684	—	$34,211
Distributions to common unitholders and the general partner	—	(9,854)	(201)	—	(10,055)
Unit-based awards amortization and vesting	—	2,346	—	—	2,346
Comprehensive loss from unconsolidated investment and other	—	—	—	(414)	(414)
Balance at June 30, 2025	13,138	$579,773	$10,496	$176	$590,445

					Accumulated
					Other	Total
	Common Unitholders		General	Warrant	Comprehensive	Partners'
(In thousands)	Units	Amounts	Partner	Holders	Loss	Capital
Balance at December 31, 2023	12,635	$503,076	$8,005	$23,095	$(3,122)	$531,054
Net income (1)	—	55,089	1,124	—	—	56,213
Distributions to common unitholders and the general partner	—	(41,342)	(844)	—	—	(42,186)
Distributions to preferred unitholders	—	(2,107)	(43)	—	—	(2,150)
Issuance of unit-based awards	126	—	—	—	—	—
Unit-based awards amortization and vesting, net	—	(3,971)	—	—	—	(3,971)
Capital contribution	—	—	227	—	—	227
Warrant settlements	199	(36,650)	(748)	(18,291)	—	(55,689)
Comprehensive income from unconsolidated investment and other	—	—	—	—	845	845
Balance at March 31, 2024	12,960	$474,095	$7,721	$4,804	$(2,277)	$484,343
Net income (2)	—	45,142	922	—	—	46,064
Redemption of preferred units	—	(13,393)	(273)	—	—	(13,666)
Distributions to common unitholders and the general partner	—	(9,787)	(200)	—	—	(9,987)
Distributions to preferred unitholders	—	(2,590)	(53)	—	—	(2,643)
Unit-based awards amortization and vesting	—	2,502	—	—	—	2,502
Capital contribution	—	—	555	—	—	555
Warrant settlements	89	(5,092)	(104)	(4,804)	—	(10,000)
Comprehensive income from unconsolidated investment and other	—	—	—	—	1,239	1,239
Balance at June 30, 2024	13,049	$490,877	$8,568	$—	$(1,038)	$498,407

(1)

Net income includes $2.15 million of income attributable to preferred unitholders that accumulated during the period, of which $2.11 million is allocated to the common unitholders and $0.04 million is allocated to the general partner.

(2)	Net income includes $1.44 million of income attributable to preferred unitholders that accumulated during the period, of which $1.41 million is allocated to the common unitholders and $0.03 million is allocated to the general partner.

Natural Resource Partners L.P.
Financial Tables
(Unaudited)

The following table presents NRP's unaudited business results by segment for the three months ended June 30, 2025 and 2024 and March 31, 2025:

	Operating Segments
	Mineral		Corporate and
(In thousands)	Rights	Soda Ash	Financing	Total
For the Three Months Ended June 30, 2025
Revenues	$46,846	$—	$—	$46,846
Equity in earnings of Sisecam Wyoming	—	2,526	—	2,526
Gain on asset sales and disposals	729	—	—	729
Total revenues and other income	$47,575	$2,526	$—	$50,101
Asset impairments	$—	$—	$—	$—
Net income (loss)	$39,691	$2,502	$(7,982)	$34,211
Adjusted EBITDA (1)	$43,439	$4,876	$(5,596)	$42,719
Cash flow provided by (used in) continuing operations:
Operating activities	$45,576	$4,875	$(4,872)	$45,579
Investing activities	$1,444	$—	$—	$1,444
Financing activities	$—	$—	$(47,555)	$(47,555)
Distributable cash flow (1)	$47,020	$4,875	$(4,872)	$47,023
Free cash flow (1)	$46,290	$4,875	$(4,872)	$46,293

For the Three Months Ended June 30, 2024
Revenues	$57,252	$—	$—	$57,252
Equity in earnings of Sisecam Wyoming	—	3,645	—	3,645
Gain on asset sales and disposals	4,643	—	—	4,643
Total revenues and other income	$61,895	$3,645	$—	$65,540
Asset impairments	$—	$—	$—	$—
Net income (loss)	$52,729	$3,619	$(10,284)	$46,064
Adjusted EBITDA (1)	$56,049	$7,558	$(5,931)	$57,676
Cash flow provided by (used in) continuing operations:
Operating activities	$56,234	$7,557	$(7,162)	$56,629
Investing activities	$5,302	$—	$—	$5,302
Financing activities	$—	$—	$(40,581)	$(40,581)
Distributable cash flow (1)	$61,536	$7,557	$(7,162)	$61,931
Free cash flow (1)	$56,893	$7,557	$(7,162)	$57,288

For the Three Months Ended March 31, 2025
Revenues	$55,681	$—	$—	$55,681
Equity in earnings of Sisecam Wyoming	—	4,610	—	4,610
Gain on asset sales and disposals	247	—	—	247
Total revenues and other income	$55,928	$4,610	$—	$60,538
Asset impairments	$20	$—	$—	$20
Net income (loss)	$45,208	$4,550	$(9,505)	$40,253
Adjusted EBITDA (1)	$49,213	$2,880	$(6,833)	$45,260
Cash flow provided by (used in) continuing operations:
Operating activities	$43,223	$2,880	$(11,679)	$34,424
Investing activities	$947	$—	$—	$947
Financing activities	$(841)	$—	$(34,098)	$(34,939)
Distributable cash flow (1)	$44,170	$2,880	$(11,679)	$35,371
Free cash flow (1)	$43,923	$2,880	$(11,679)	$35,124

(1)	See "Non-GAAP Financial Measures" and reconciliation tables at the end of this release.

Natural Resource Partners L.P.
Financial Tables
(Unaudited)

The following table presents NRP's unaudited business results by segment for the six months ended June 30, 2025 and 2024:

	Operating Segments
	Mineral		Corporate and
(In thousands)	Rights	Soda Ash	Financing	Total
For the Six Months Ended June 30, 2025
Revenues	$102,527	$—	$—	$102,527
Equity in earnings of Sisecam Wyoming	—	7,136	—	7,136
Gain on asset sales and disposals	976	—	—	976
Total revenues and other income	$103,503	$7,136	$—	$110,639
Asset impairments	$20	$—	$—	$20
Net income (loss)	$84,899	$7,052	$(17,487)	$74,464
Adjusted EBITDA (1)	$92,652	$7,756	$(12,429)	$87,979
Cash flow provided by (used in) continuing operations:
Operating activities	$88,799	$7,755	$(16,551)	$80,003
Investing activities	$2,391	$—	$—	$2,391
Financing activities	$(841)	$—	$(81,653)	$(82,494)
Distributable cash flow (1)	$91,190	$7,755	$(16,551)	$82,394
Free cash flow (1)	$90,213	$7,755	$(16,551)	$81,417

For the Six Months Ended June 30, 2024
Revenues	$128,051	$—	$—	$128,051
Equity in earnings of Sisecam Wyoming	—	9,095	—	9,095
Gain on asset sales and disposals	4,808	—	—	4,808
Total revenues and other income	$132,859	$9,095	$—	$141,954
Asset impairments	$—	$—	$—	$—
Net income (loss)	$113,373	$9,007	$(20,103)	$102,277
Adjusted EBITDA (1)	$121,342	$21,706	$(12,258)	$130,790
Cash flow provided by (used in) continuing operations:
Operating activities	$125,983	$21,705	$(19,560)	$128,128
Investing activities	$6,114	$—	$—	$6,114
Financing activities	$(1,086)	$—	$(112,805)	$(113,891)
Distributable cash flow (1)	$132,097	$21,705	$(19,560)	$134,242
Free cash flow (1)	$127,289	$21,705	$(19,560)	$129,434

(1)	See "Non-GAAP Financial Measures" and reconciliation tables at the end of this release.

Natural Resource Partners L.P.
Financial Tables
(Unaudited)

Operating Statistics - Mineral Rights

	For the Three Months Ended			For the Six Months Ended
	June 30,		March 31,	June 30,
(In thousands, except per ton data)	2025	2024	2025	2025	2024
Coal sales volumes (tons)
Appalachia
Northern	132	129	124	256	246
Central	3,195	3,456	3,306	6,501	7,170
Southern	548	709	296	844	1,279
Total Appalachia	3,875	4,294	3,726	7,601	8,695
Illinois Basin	1,637	1,342	3,342	4,979	3,375
Northern Powder River Basin	426	567	916	1,342	1,516
Gulf Coast	176	435	237	413	700
Total coal sales volumes	6,114	6,638	8,221	14,335	14,286

Coal royalty revenue per ton
Appalachia
Northern	$1.91	$4.74	$1.48	$1.70	$3.37
Central	6.41	7.34	6.18	6.29	7.72
Southern	8.53	10.19	9.18	8.76	10.81
Illinois Basin	2.21	2.47	2.44	2.36	2.53
Northern Powder River Basin	5.73	4.99	4.55	4.93	4.90
Gulf Coast	0.80	0.77	0.78	0.78	0.77
Combined average coal royalty revenue per ton	5.17	5.98	4.36	4.70	6.06

Coal royalty revenues
Appalachia
Northern	$252	$612	$183	$435	$830
Central	20,494	25,378	20,426	40,920	55,370
Southern	4,676	7,226	2,718	7,394	13,828
Total Appalachia	25,422	33,216	23,327	48,749	70,028
Illinois Basin	3,610	3,312	8,141	11,751	8,523
Northern Powder River Basin	2,443	2,831	4,169	6,612	7,430
Gulf Coast	140	336	184	324	536
Unadjusted coal royalty revenues	31,615	39,695	35,821	67,436	86,517
Coal royalty adjustment for minimum leases	(72)	(10)	(323)	(395)	(14)
Total coal royalty revenues	$31,543	$39,685	$35,498	$67,041	$86,503

Other revenues
Production lease minimum revenues	$123	$412	$2,725	$2,848	$1,336
Minimum lease straight-line revenues	4,050	4,126	4,050	8,100	8,297
Oil and gas royalty revenues	1,981	1,999	2,444	4,425	5,639
Carbon neutral revenues	290	2,200	595	885	4,361
Property tax revenues	1,519	1,545	1,637	3,156	3,437
Wheelage revenues	2,543	2,338	1,738	4,281	5,010
Coal overriding royalty revenues	456	668	880	1,336	1,837
Lease amendment revenues	656	712	655	1,311	1,414
Aggregates royalty revenues	906	730	853	1,759	1,502
Other revenues	228	176	185	413	2,627
Total other revenues	$12,752	$14,906	$15,762	$28,514	$35,460
Royalty and other mineral rights	$44,295	$54,591	$51,260	$95,555	$121,963
Transportation and processing services revenues	2,551	2,661	4,421	6,972	6,088
Gain on asset sales and disposals	729	4,643	247	976	4,808
Total Mineral Rights segment revenues and other income	$47,575	$61,895	$55,928	$103,503	$132,859

Natural Resource Partners L.P.
Reconciliation of Non-GAAP Measures
(Unaudited)

Adjusted EBITDA

	Mineral		Corporate and
(In thousands)	Rights	Soda Ash	Financing	Total
For the Three Months Ended June 30, 2025
Net income (loss)	$39,691	$2,502	$(7,982)	$34,211
Less: equity earnings from unconsolidated investment	—	(2,526)	—	(2,526)
Add: total distributions from unconsolidated investment	—	4,900	—	4,900
Add: interest expense, net	—	—	2,380	2,380
Add: depreciation, depletion and amortization	3,748	—	6	3,754
Add: asset impairments	—	—	—	—
Adjusted EBITDA	$43,439	$4,876	$(5,596)	$42,719

For the Three Months Ended June 30, 2024
Net income (loss)	$52,729	$3,619	$(10,284)	$46,064
Less: equity earnings from unconsolidated investment	—	(3,645)	—	(3,645)
Add: total distributions from unconsolidated investment	—	7,584	—	7,584
Add: interest expense, net	—	—	4,349	4,349
Add: depreciation, depletion and amortization	3,320	—	4	3,324
Add: asset impairments	—	—	—	—
Adjusted EBITDA	$56,049	$7,558	$(5,931)	$57,676

For the Three Months Ended March 31, 2025
Net income (loss)	$45,208	$4,550	$(9,505)	$40,253
Less: equity earnings from unconsolidated investment	—	(4,610)	—	(4,610)
Add: total distributions from unconsolidated investment	—	2,940	—	2,940
Add: interest expense, net	—	—	2,668	2,668
Add: depreciation, depletion and amortization	3,985	—	4	3,989
Add: asset impairments	20	—	—	20
Adjusted EBITDA	$49,213	$2,880	$(6,833)	$45,260

Natural Resource Partners L.P.
Reconciliation of Non-GAAP Measures
(Unaudited)

Adjusted EBITDA

	Mineral		Corporate and
(In thousands)	Rights	Soda Ash	Financing	Total
For the Six Months Ended June 30, 2025
Net income (loss)	$84,899	$7,052	$(17,487)	$74,464
Less: equity earnings from unconsolidated investment	—	(7,136)	—	(7,136)
Add: total distributions from unconsolidated investment	—	7,840	—	7,840
Add: interest expense, net	—	—	5,048	5,048
Add: depreciation, depletion and amortization	7,733	—	10	7,743
Add: asset impairments	20	—	—	20
Adjusted EBITDA	$92,652	$7,756	$(12,429)	$87,979

For the Six Months Ended June 30, 2024
Net income (loss)	$113,373	$9,007	$(20,103)	$102,277
Less: equity earnings from unconsolidated investment	—	(9,095)	—	(9,095)
Add: total distributions from unconsolidated investment	—	21,794	—	21,794
Add: interest expense, net	—	—	7,836	7,836
Add: depreciation, depletion and amortization	7,969	—	9	7,978
Add: asset impairments	—	—	—	—
Adjusted EBITDA	$121,342	$21,706	$(12,258)	$130,790

Natural Resource Partners L.P.
Reconciliation of Non-GAAP Measures
(Unaudited)

Distributable Cash Flow and Free Cash Flow

	Mineral		Corporate and
(In thousands)	Rights	Soda Ash	Financing	Total
For the Three Months Ended June 30, 2025
Net cash provided by (used in) operating activities	$45,576	$4,875	$(4,872)	$45,579
Add: proceeds from asset sales and disposals	730	—	—	730
Add: return of long-term contract receivable	714	—	—	714
Distributable cash flow	$47,020	$4,875	$(4,872)	$47,023
Less: proceeds from asset sales and disposals	(730)	—	—	(730)
Free cash flow	$46,290	$4,875	$(4,872)	$46,293

Net cash provided by investing activities	$1,444	$—	$—	$1,444
Net cash used in financing activities	$—	$—	$(47,555)	$(47,555)

For the Three Months Ended June 30, 2024
Net cash provided by (used in) operating activities	$56,234	$7,557	$(7,162)	$56,629
Add: proceeds from asset sales and disposals	4,643	—	—	4,643
Add: return of long-term contract receivable	659	—	—	659
Distributable cash flow	$61,536	$7,557	$(7,162)	$61,931
Less: proceeds from asset sales and disposals	(4,643)	—	—	(4,643)
Free cash flow	$56,893	$7,557	$(7,162)	$57,288

Net cash provided by investing activities	$5,302	$—	$—	$5,302
Net cash used in financing activities	$—	$—	$(40,581)	$(40,581)

For the Three Months Ended March 31, 2025
Net cash provided by (used in) operating activities	$43,223	$2,880	$(11,679)	$34,424
Add: proceeds from asset sales and disposals	247	—	—	247
Add: return of long-term contract receivable	700	—	—	700
Distributable cash flow	$44,170	$2,880	$(11,679)	$35,371
Less: proceeds from asset sales and disposals	(247)	—	—	(247)
Free cash flow	$43,923	$2,880	$(11,679)	$35,124

Net cash provided by investing activities	$947	$—	$—	$947
Net cash used in financing activities	$(841)	$—	$(34,098)	$(34,939)

Natural Resource Partners L.P.
Reconciliation of Non-GAAP Measures
(Unaudited)

Distributable Cash Flow and Free Cash Flow

	Mineral		Corporate and
(In thousands)	Rights	Soda Ash	Financing	Total
For the Six Months Ended June 30, 2025
Net cash provided by (used in) operating activities	$88,799	$7,755	$(16,551)	$80,003
Add: proceeds from asset sales and disposals	977	—	—	977
Add: return of long-term contract receivable	1,414	—	—	1,414
Distributable cash flow	$91,190	$7,755	$(16,551)	$82,394
Less: proceeds from asset sales and disposals	(977)	—	—	(977)
Free cash flow	$90,213	$7,755	$(16,551)	$81,417

Net cash provided by investing activities	$2,391	$—	$—	$2,391
Net cash used in financing activities	$(841)	$—	$(81,653)	$(82,494)

For the Six Months Ended June 30, 2024
Net cash provided by (used in) operating activities	$125,983	$21,705	$(19,560)	$128,128
Add: proceeds from asset sales and disposals	4,808	—	—	4,808
Add: return of long-term contract receivable	1,306	—	—	1,306
Distributable cash flow	$132,097	$21,705	$(19,560)	$134,242
Less: proceeds from asset sales and disposals	(4,808)	—	—	(4,808)
Free cash flow	$127,289	$21,705	$(19,560)	$129,434

Net cash provided by investing activities	$6,114	$—	$—	$6,114
Net cash used in financing activities	$(1,086)	$—	$(112,805)	$(113,891)

Natural Resource Partners L.P.
Reconciliation of Non-GAAP Measures
(Unaudited)

Last Twelve Months (LTM) Free Cash Flow

	For the Three Months Ended
(In thousands)	September 30, 2024	December 31, 2024	March 31, 2025	June 30, 2025	Last 12 Months
Net cash provided by operating activities	$54,145	$66,220	$34,424	$45,579	$200,368
Add: proceeds from asset sales and disposals	1	37	247	730	1,015
Add: return of long-term contract receivable	673	686	700	714	2,773
Distributable cash flow	$54,819	$66,943	$35,371	$47,023	$204,156
Less: proceeds from asset sales and disposals	(1)	(37)	(247)	(730)	(1,015)
Free cash flow	$54,818	$66,906	$35,124	$46,293	$203,141

Leverage Ratio

	For the Three Months Ended
(In thousands)	September 30, 2024	December 31, 2024	March 31, 2025	June 30, 2025	Last 12 Months
Net income	$38,595	$42,772	$40,253	$34,211	$155,831
Less: equity earnings from unconsolidated investment	(8,109)	(931)	(4,610)	(2,526)	(16,176)
Add: total distributions from unconsolidated investment	6,320	10,667	2,940	4,900	24,827
Add: interest expense, net	4,194	3,524	2,668	2,380	12,766
Add: depreciation, depletion and amortization	4,730	2,827	3,989	3,754	15,300
Add: asset impairments	87	—	20	—	107
Adjusted EBITDA	$45,817	$58,859	$45,260	$42,719	$192,655

Debt—at June 30, 2025					$101,547

Leverage Ratio					0.5 x

	For the Three Months Ended
(In thousands)	September 30, 2023	December 31, 2023	March 31, 2024	June 30, 2024	Last 12 Months
Net income	$63,846	$64,980	$56,213	$46,064	$231,103
Less: equity earnings from unconsolidated investment	(12,401)	(14,764)	(5,450)	(3,645)	(36,260)
Add: total distributions from unconsolidated investment	23,010	15,338	14,210	7,584	60,142
Add: interest expense, net	3,837	3,921	3,487	4,349	15,594
Add: depreciation, depletion and amortization	4,594	6,020	4,654	3,324	18,592
Add: asset impairments	63	424	—	—	487
Adjusted EBITDA	$82,949	$75,919	$73,114	$57,676	$289,658

Debt—at June 30, 2024					$210,678

Leverage Ratio					0.7 x

-end-